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                                       FORM 8-A

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             Sparta Pharmaceuticals, Inc.
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             (Exact name of registrant as specified in its charter)

              Delaware                           56-1755527
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(State of incorporation or organization)  (I.R.S. Employer Identification No.)

    111 Rock Road Horsham, PA                              19044
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    (Address of principal executive offices)               (Zip Code)

Securities to be register pursuant to Section 12(b) of the Act: NONE

Securities to be registered pursuant to Section 12(g) of the Act:

                                           Name of each exchange on which
 Title of each class to be registered      class is to be registered
-------------------------------------      ------------------------------
  Redeemable Common Stock                   NASDAQ Small Cap Market
  Class C Warrants




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                              Exhibit Index is on Page 4


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Item 1.  Description of Registrant's Securities to be Registered.
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         The information set forth under the heading "Description of
Securities" on page 35 of the Preliminary Prospectus, filed by the Registrant as part of its Registration Statement on Form S-3, with the Securities and Exchange Commission on October 7, 1996 (Registration No. 333-13621), with respect to the Redeemable Common Stock Class C Warrants (the "Class C Warrants") of the Registrant being registered hereby, is hereby incorporated by reference in answer to this Item. A copy of such page is included herewith as Exhibit 1 hereto.

Item 2.  Exhibits
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    1.   Page 35 of the Preliminary Prospectus, included in the Registrant's
         Registration Statement on Form S-3, filed with the Commission on October 7, 1996 (Registration No. 333-13621), setting forth a description of the Class C Warrants of the Registrant being registered hereby.

    2. Warrant Agreement for the Class C Warrants, dated August 23, 1996 between the Registrant, the Warrant Agent and Paramount Capital, Inc.1

    3. Specimen Warrant Certificate for the Class C Warrants, of the Registrant being registered hereby.

    4.   Amended and Restated Certificate of Incorporation of the Registrant.1

    5.   Certificate of Designation of the Series B' Convertible
         Preferred Stock filed on August 23, 1996.2

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1  Previously filed with the Company's Registration Statement on Form S-3 on
   October 7,  1996.

2 Previously filed with the Company's Report on Form 8-K filed on September 26, 1996.





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                              Exhibit Index is on Page 4

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                                      SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  Sparta Pharmaceuticals, Inc.

                                  By:    /s/ Jerry B. Hook Ph.D.
                                        --------------------------
                                        Jerry B. Hook, Ph.D.
                                        President and Chief Executive Officer

Dated: October 16, 1996














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                              Exhibit Index is on Page 4





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                                  Index to Exhibits
                                  -----------------


Item 2.  Exhibits                                                         Page
-------  --------

         1. Page 35 of the Preliminary Prospectus, included in the Registrant's Registration Statement on Form S-3, filed with the Commission on October 7, 1996
              (Registration No. 333-13621), setting forth a description of the Class C Warrants of the Registrant being registered hereby.

         2.   Warrant Agreement for the Class C Warrants, dated
              August 23, 1996 between the Registrant, the Warrant
              Agent and Paramount Capital, Inc.3

         3. Specimen Warrant Certificate for the Class C Warrants, of the Registrant being registered hereby.3

         4.   Amended and Restated Certificate of Incorporation of the
              Registrant.3

         5. Certificate of Designation of the Series B' Convertible Preferred Stock filed on August 23, 1996.4

         -------------------
         3 Previously filed with the Company's Registration Statement on
           Form S-3 on October 7, 1996.

         4 Previously filed with the Company's Report on Form 8-K filed on September 26, 1996.

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